CODE OF ETHICS
                            HUSSMAN INVESTMENT TRUST

     Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") addresses conflicts of interest that arise from personal trading activities of investment company personnel. In particular, Rule 17j-1 prohibits fraudulent, deceptive or manipulative acts by such personnel in connection with their personal transactions in securities held or to be acquired by the investment company. The Rule also requires an investment company to adopt a code of ethics containing provisions reasonably necessary to prevent fraudulent, deceptive or manipulative acts and requires certain persons to report their personal securities transactions to the investment company.

     This Code of Ethics has been adopted by the Board of Trustees of Hussman Investment Trust (the "Trust"). It is based on the principle that the trustees and officers of the Trust owe a fiduciary duty to the Trust's shareholders to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (1) serving their own personal interests ahead of the shareholders, (2) taking advantage of their position, and (3) any actual or potential conflicts of interest.

     I. DEFINITIONS. As used in this Code of Ethics, the following terms shall have the following meanings:

     (a)  "Adviser" shall mean Hussman Econometrics Advisors, Inc.

     (b) "Beneficial ownership" shall have the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership

     (c) "Disinterested trustee" shall mean a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

     (d)  "Fund" shall mean the Hussman Strategic Growth Fund.

     (e) "Security" shall have the same meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, direct obligations of the U.S. Government, banker's acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements.

     (f) A "security held or to be acquired by the Fund" shall mean (1) any security which, within the most recent fifteen (15) days, is or has been held by the Fund or is being or has been considered by the Fund or the Adviser for purchase by the Fund, or (2) any option to purchase or sell, and any security convertible into or exchangeable for, any such security.

     (g) "Transaction" shall mean any purchase, sale or any type of acquisition or disposition of securities, including the writing of an option to purchase or sell securities.

     II. PROHIBITION ON CERTAIN ACTIONS. Officers and trustees of the Trust shall not, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2. To make any untrue statement of a material fact to the Trust or to omit to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

     III. CODE OF ETHICS OF ADVISER. All trustees and officers of the Trust who are also directors, officers or employees of the Adviser are subject to the Code of Ethics of the Adviser, which is incorporated by reference herein.

     IV. QUARTERLY REPORTING OF SECURITIES TRANSACTIONS. Each trustee and officer, other than a disinterested trustee, shall file with the President of the Trust no later than ten (10) days after the end of each calendar quarter, all personal security transactions for that quarter. The form attached as "Exhibit A," Personal Securities Transaction Record, shall be used for this purpose. All such reports will be reviewed by the President. A disinterested trustee shall be required to file such reports only with respect to transactions where such trustee knows, or in the course of fulfilling his or her duties should have known, that during the 15-day period immediately preceding or following the date of a transaction in a security by the trustee such security was purchased or sold by the Fund or the purchase or sale by the Fund is or was considered by the Fund or the Adviser.

     V. INITIAL AND ANNUAL REPORTING OF HOLDINGS. Each trustee and officer, other than a disinterested trustee, shall file with the President of the Trust, no later than ten (10) days after he or she becomes a trustee or officer, an initial holdings report listing all securities beneficially owned by such person as of the date he or she became a trustee or officer. On an annual basis, each trustee and officer, other than a disinterested trustee, shall file with the President a holdings report listing all securities beneficially owned by such person; such report must be current as of a date no more than thirty (30) days before the report is submitted. Any such initial or annual report shall set forth the following information: (1) the title, number of shares and principal amount of each security in which the trustee or officer had any direct or indirect beneficial ownership; (2) the name of any broker, dealer or bank with whom the trustee of officer maintained an account in which any securities were held for the direct or indirect benefit of such trustee or officer; and (3) the date that the report is submitted.

     VI. DISCLAIMER OF BENEFICIAL OWNERSHIP. A trustee or officer may include in any report required under Sections IV or V, a disclaimer as to the beneficial ownership in any securities covered by the report.

     VII. SANCTIONS. If any trustee or officer violates any provisions set forth in this Code of Ethics, the President of the Trust shall impose such sanctions as he deems appropriate including, but not limited to, a letter of censure or termination of employment, censure, fines, freezing of one's personal account or securities in that account for a specified time frame.

     VIII. REPORTING TO BOARD OF TRUSTEES. At least once each year, the President of the Trust shall provide the Board of Trustees with a written report that (1) describes issues that arose during the previous year under this Code of Ethics including, but not limited to, information about material violations and sanctions imposed in response to those material violations, and (2) certifies to the Board of Trustees that the Trust has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

     IX. NOTIFICATION OF REPORTING OBLIGATION. The President of the Trust shall identify all persons who are required to make the reports required under Sections IV and V and shall inform those persons of their reporting obligation.

     X. RETENTION OF RECORDS. The Trust shall maintain the following records, for the time periods and in the manner set forth below, at its principal place of business:

     1. A copy of this Code of Ethics, and each code of ethics previously in effect for the Trust at any time within the past five years, must be maintained in an easily accessible place.

     2. A record of any violation of the Trust's code of ethics, and any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs.

     3. A copy of each report required to be made by an officer or trustee pursuant to this Code of Ethics must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

     4. A record of all persons, currently or within the past five years, who are or were required to make reports under Sections IV and V, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

     5. A copy of each report required to be made by the President of the Trust to the Board of Trustees pursuant to Section VIII must be maintained for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

                                    EXHIBIT A

                     PERSONAL SECURITIES TRANSACTION REPORT

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Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

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                  Purchase/Sale/       Number of Shares/
     Date             Other             Principal Amount            Title of Security             Price      Broker/Dealer/Bank
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

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

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

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         Account Registration                            Broker/Dealer/Bank                 Account No.     Date Established
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

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

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.


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Signature of Access Person                  Approved


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Date of Filing                              Date Approved